EXHIBIT 10.1

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
SENIOR REVOLVING CREDIT AGREEMENT

     This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the “Third Amendment”) is made as of this 2nd day of November, 2004, by and among ENESCO GROUP, INC., an Illinois corporation (the “Borrower”), the Borrowing Subsidiaries that may from time to time become a party to the Second Amended and Restated Senior Revolving Credit Agreement, FLEET NATIONAL BANK, a national banking association, as Agent and a Lender (“Fleet”) and LaSalle Bank National Association, a national banking association (“LaSalle” and together with Fleet, the “Lenders”).

RECITALS

     The Borrower and the Lenders are parties to a certain Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003, as amended by a First Amendment to Second Amended and Restated Senior Revolving Credit Agreement dated as of March 5, 2004, and as further amended by a Second Amendment to Second Amended and Restated Senior Revolving Credit Agreement dated as of August 10, 2004 (the “First Amendment” and collectively, the “Credit Agreement”), pursuant to which the Lenders have extended certain financial accommodations to the Borrower including those evidenced by a Borrower Note in the face amount of $25,000,000 payable to Fleet, a Borrower Note in the face amount of $15,000,000 payable to LaSalle, a Back-Up L/C and B/A Demand Note in the face amount of $10,000,000 payable to Fleet and a Back-Up F/X Demand Note in the face amount of $10,000,000 payable to Fleet, all such promissory notes dated as of June 16, 2003, a Borrowing Subsidiary Note dated as of September 10, 2003 made by Enesco International (H.K.) Limited payable to Fleet in the face amount of $5,000,000, a Borrower Term Note in the face amount of $5,390,000 payable to Fleet and a Borrower Term Note in the face amount of $2,310,000 payable to LaSalle, both such term notes dated as of March 5, 2004 (all of which notes are collectively hereinafter referred to as the “Notes”). The Borrower and the Lenders have agreed to further modify the terms and provisions of the Credit Agreement and to ratify and confirm that all Obligations of the Borrower to the Lenders continue to be evidenced by the Loan Documents, all as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Third Amendment shall have their meanings as defined in the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lenders agree that the Credit Agreement is amended as follows:

1.	A definition for the term “Inventory” is added to ARTICLE I as follows:

“Inventory” means and includes all present and future Inventory as defined in the Uniform Commercial Code, excluding raw materials, work in process, and all materials used or consumed in the Debtor’s business; all such Inventory as now owned or hereafter acquired, anywhere located including, without limitation, with manufacturers or at warehouses, including any such returned or repossessed inventory or any such inventory in transit, all products of the accessions to such inventory, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

2.	ARTICLE V-A is amended by adding a new Section 5A-9 as follows:

     5A.9 Financial Results. The preliminary financial results of the Borrower for the fiscal period ending September 30, 2004 delivered by the Borrower to the Agent on October 28, 2004 are the financial results that shall be reported in the Borrower’s 10-Q Report scheduled to be filed on November 5, 2004 with the Securities Exchange Commission.

3.	ARTICLE VI is amended by adding a new Section 6.21 as follows:

     6.21. Covenants Related to Default Waivers. In consideration of waiver by the Lenders of certain defaults by the Borrower under Section 6.12.1 and 6.12.2 of this Agreement as of September 30, 2004 (the “Financial Covenant Defaults”), the Borrower agrees as follows:

     (i) The Borrower shall, on or before November 15, 2004, grant to the Agent on behalf of the Lenders a security interest in the Borrower’s Account Receivable and Inventory and a mortgage on the real estate owned by the Borrower located at 225 Windsor Drive, Itasca, Illinois and One Enesco Plaza, Elk Grove Village, Illinois (the “Elk Grove Property”), as security for the payment and performance of all Obligations, pursuant to Loan Documents in form and substance acceptable to the Lenders in all respects.

     (ii) Notwithstanding the pricing grid set forth in the definition of the term “Applicable Margin” in ARTICLE I of this Agreement, the Applicable Margin for all LIBOR Advances or Cost of Funds Advances shall be 200 basis points.

     (iii) The Borrower shall pay to the Agent on behalf of the Lenders a default fee equal to one-eighth of one percent (0.125%) of aggregate total of the Lenders’ respective Commitments, the L/C and B/A Facility Limit and the Lenders’ respective Term Loan Commitments, or $84,671.88 upon waiver by the Lenders of the Financial Covenant Defaults.

     (iv) The definition of and requirements related to Borrowing Capacity shall, on or before November 15, 2004, be amended to include amounts outstanding under the Term Loan Commitments, and advance rates for Accounts Receivable and

Inventory shall be based upon an updated field examination of Borrower operations and real estate appraisals of Borrower’s properties to be undertaken by the Agent at the expense of the Borrower.

     (v) The Borrower shall, on or before December 20, 2004, pay to the Agent on behalf of the Lenders all proceeds, net of ordinary and necessary closing costs, related to sale by the Borrower of the Elk Grove Property.

     (vi) Notwithstanding Section 6.12.5 of this Agreement, the Borrower and Agent shall, on or before November 22, 2004, agree to revised financial covenants for fiscal periods ending December 31, 2004 and thereafter.

     (vii) The Borrower shall furnish to the Agent, on or before November 22, 2004, (a) consolidated cash flow forecasts through the fiscal year ending December 31, 2004 and for the first quarter ending March 31, 2005, and on or before November 15, 2004, (b) copies of McKensie reports and (c) progress reports on the PeopleSoft resolution project, all in form and substance acceptable to the Lenders in all respects.

4.	Section 7.3 is deleted in its entirety and replaced with the following:

     7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11, 6.12 or 6.21.

5.	Except as amended, modified or supplemented by this Third Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement, the Notes and other Loan Documents shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

6.	The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement, the Notes and other Loan Documents.

7.	It is the intention of the parties hereto that this Third Amendment shall not constitute a novation and shall in no way adversely affect or impair the validity or priority of any lien on any collateral granted, pledged or mortgaged as security for the payment and performance of the liabilities and obligations of the Borrower under the Credit Agreement, the Notes or other Loan Documents.

8.	The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement, the Notes and other Loan Documents, as amended hereby, and the continuing and continuous security interests, pledges and mortgages in, of and to any and all collateral granted pursuant to the Credit Agreement and other Loan Documents.

9.	This Third Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

10.	This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Third Amendment by signing any such counterpart. This Third Amendment shall be effective when it has been executed by the Borrower and the Lenders.

     IN WITNESS WHEREOF, the foregoing Third Amendment has been executed as an instrument under seal as of the date first above written.

ENESCO GROUP, INC.

By:	/s/ George R. Ditomassi

Print Name: George R. Ditomassi
Title: Interim Chief Executive Officer

By:	/s/ Charles E. Sanders

Print Name: Charles E. Sanders
Title:	Treasurer

FLEET NATIONAL BANK

By:	/s/ Sheryl L. McQuade

Its Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Hollis J. Griffin

Its Senior Vice President

Acknowledged and agreed to:
(Guarantor)

ENESCO INTERNATIONAL LTD.

By:	/s/ Charles E. Sanders

Print Name: Charles E. Sanders
Title:	Treasurer

Acknowledged and agreed to:
(Borrowing Subsidiaries)

ENESCO INTERNATIONAL (H.K.) LIMITED

By:	/s/ Charles E. Sanders

Print Name: Charles E. Sanders
Title:	Director

GREGG MANUFACTURING, INC.

By:	/s/ Charles E. Sanders

Print Name: Charles E. Sanders
Title:	Treasurer